UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 8, 2005 (April 4, 2005)

ACG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-97090-01	62-1395968

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(615) 377-0377

(Former name or former address, if changed since last report.)

AMERICAN COLOR GRAPHICS, INC.

(Exact name of registrant as specified in its charter)

New York	33-97090	16-1003976

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(615) 377-0377

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
SIGNATURE

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On April 4, 2005, American Color Graphics, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Quebecor World (USA) Inc. (“Quebecor”). Pursuant to the terms and conditions of the Purchase Agreement, the Company has agreed to sell to Quebecor the fixed assets and certain other assets in the Pittsburg, California print facility for an aggregate purchase price of approximately $8 million. The closing of the transaction is conditioned upon the receipt of customary consents and approvals. There is no material relationship between the Company and Quebecor other than in respect of the Purchase Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ACG HOLDINGS, INC. AMERICAN COLOR GRAPHICS, INC.
By:	/s/ Patrick W. Kellick
Patrick W. Kellick
SENIOR VICE PRESIDENT CHIEF FINANCIAL OFFICER

Dated: April 8, 2005

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